Exhibit 99.2

CA Healthcare Acquisition Corp. Announces Pricing of $100 Million Initial Public Offering

January 26, 2021

BOSTON--(BUSINESS WIRE)--CA Healthcare Acquisition Corp. (the “Company”) announced today that it priced its initial public offering of 10,000,000 units at a price of $10.00 per unit. The units will be listed on the Nasdaq Capital Market (“Nasdaq”) and will begin trading tomorrow, Wednesday, January 27, 2021 under the ticker symbol “CAHCU.” Each unit consists of one share of the Company’s Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, shares of the Class A common stock and warrants are expected to be listed on the Nasdaq under the symbols ‘‘CAHC’’ and ‘‘CAHCW,’’ respectively.

The offering is expected to close on Friday, January 29, 2021, subject to customary closing conditions.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search in the healthcare industry, specifically healthcare services, healthcare information technology, care management, medical distribution, behavioral health, medical devices, diagnostics, pharma services, health and wellness, and specialty pharmacy.

The Company is led by Chairman and Chief Executive Officer Larry J. Neiterman (most recently serving as the Chief Operating Officer of Deloitte Global Consulting) and President and Chief Financial Officer Jeffrey H. Barnes (most recently serving as the Chief Executive Officer of Philips Canada), in conjunction with members of Covington Associates and Pleasant Bay Capital Partners.

BTIG, LLC is acting as sole book-running manager of the offering. I-Bankers Securities, Inc. is acting as co-manager of the offering. The Company has granted the underwriters a 45-day option to purchase up to 1,500,000 additional units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. Copies of the preliminary prospectus relating to the offering and final prospectus, when available, may be obtained from BTIG, LLC, at 65 E. 55th Street, New York, NY, 10022, by email at equitycapitalmarkets@btig.com or by telephone at (212) 593-7555.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”) on January 26, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

CA Healthcare Acquisition Corp.
617-314-3901
abby@cahcspac.com
https://www.cahcspac.com/